Exhibit (a)(1)(B)

SMALL SHARE BUYBACK
BLUE RIDGE REAL ESTATE COMPANY	LETTER OF TRANSMITTAL TO ACCOMPANY COMMON SHARES OF BLUE RIDGE REAL ESTATE COMPANY TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 25, 2013
PLEASE READ INSTRUCTIONS CAREFULLY
ACCOUNT HOLDING
TOTAL SHARES
BOOK OR PLAN SHARES CERTIFICATED SHARES* * PLEASE PROVIDE DETAIL OF THE CERTIFICATED SHARES STOCK CERTIFICATE NUMBER OF SHARES NUMBER REPRESENTED BY STOCK CERTIFICATE
**Note that the number of shares held in this account are shown above.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,

NEW YORK TIME, ON JANUARY 17, 2014, UNLESS THE OFFER IS EXTENDED

YOU SHOULD CAREFULLY READ THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT.  FOR THIS LETTER OF TRANSMITTAL TO BE PROPERLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE BELOW ADDRESSES BEFORE OUR OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS).  DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE PROPER DELIVERY.  DELIVERIES TO US, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A PROPER DELIVERY.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

The Depositary for the Offer is:

IST Shareholder Services

By Mail: IST Shareholder Services 433 S. Carlton Avenue Wheaton, IL 60187	By Facsimile Transmission: (630) 480-0641 Confirm Facsimile Receipt by Telephone: (630) 480-0393 Toll free: (800) 757-5755	By Overnight Courier: IST Shareholder Services 433 S. Carlton Avenue Wheaton, IL 60187

Name(s) and Address(es) of Registered Holder(s) If there is any error in the name or address shown on page 1, please make the necessary corrections	DESCRIPTION OF SHARES TENDERED (Please fill in. See Instructions 3 and 4. Attach a separate schedule if needed)
Number of Shares

Total Shares F

*	It will be assumed that all shares described above are being tendered. Partial tenders will not be accepted. See Instruction 4.

READ THE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THIS LETTER OF TRANSMITTAL

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED:

You should complete this Letter of Transmittal only if you are concurrently tendering shares by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (the “book-entry transfer facility”) pursuant to Section 4 of the Offer to Purchase and you are not using an “agent’s message” (as defined in Instruction 2).

If you want to tender your shares pursuant to our Offer but (1) you cannot deliver all documents required by this Letter of Transmittal to the Depositary before our Offer expires, or (2) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.  See Instruction 2.

METHOD OF DELIVERY

☐      Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the system of the book-entry transfer facility may deliver shares by book-entry transfer):

Name of Tendering Institution:
Account Number:
Transaction Code Number:
☐ Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Owner(s):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
Account Number:

IRS FORM W-9

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

Complete this box ONLY if you want book entries for shares not purchased and/or any check for the aggregate net purchase price and cash bonus, where such shares and check are to be issued in the name of someone other than you, or if shares tendered and delivered by book-entry transfer that are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.

Issue: ☐ Check and/or Issue: ☐ Book entry shares to:
Name:____________________________________________________________________________________
Address:___________________________________________________________________________________

Tax Identification or Social Security Number: _____________________________________________________

☐ Credit shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

Complete this box ONLY if you want book entries for shares not purchased and/or any check for the aggregate net purchase price and cash bonus, where such shares and check are to be issued in your name, to be mailed or sent to someone other than you or to you at an address other than the one shown above.

Mail: ☐ Check and/or ☐ Book entry share statement to:

Name: ____________________________________________________________________________________
Address: __________________________________________________________________________________

NOTE: SIGNATURES MUST BE PROVIDED IN THE BOX BELOW LABELED

“IMPORTANT—SHAREHOLDERS SIGN HERE.”

IF YOU WANT TO TENDER YOUR SHARES,

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To IST Shareholder Services:

The undersigned hereby tenders to Blue Ridge Real Estate Company, a Pennsylvania corporation (“Blue Ridge”), the above-described common shares of Blue Ridge, no par value per share, at the Offer Price of $11.00 per share to the seller in cash, without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”), dated November 25, 2013, as amended, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, together with the Offer to Purchase, as amended or supplemented from time to time, together constitute the “Offer.”

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the orders of, Blue Ridge all right, title and interest in and to all shares tendered and orders the registration of all shares tendered by book-entry transfer that are purchased under the Offer to, or upon the orders of, Blue Ridge and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the Depositary also acts as the agent of Blue Ridge, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

•

transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to, or upon the orders of, Blue Ridge upon receipt by the Depositary, as the undersigned’s agent, of the purchase price and the cash bonus with respect to the shares; and

•

receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned covenants, represents and warrants to Blue Ridge that:

•

the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and, when and to the extent accepted for payment, Blue Ridge will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

•

tenders of shares pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares or equivalent securities at least equal to the shares being tendered, and (b) the tender of shares complies with Rule 14e-4;

•

the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Blue Ridge to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered; and

•	the undersigned agrees to all of the terms of the Offer.

Acceptance by Blue Ridge of shares tendered pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Blue Ridge upon the terms and subject to the conditions of the Offer.  Under no circumstances will Blue Ridge pay interest on the purchase price or the cash bonus including, without limitation, by reason of any delay in making payment.

The offer price is $11.00 per share, unless increased or decreased by Blue Ridge pursuant to an amendment to the Offer (the “Offer Price”).  All shares acquired in the Offer will be acquired at the Offer Price.  All shares properly tendered at the Offer Price and not properly withdrawn will be purchased, subject to the conditions of the Offer described in the Offer to Purchase.  Shares will only be purchased from shareholders holding 99 or fewer shares as November 21, 2013.

Blue Ridge is offering a cash bonus of $100 to all shareholders holding 99 or fewer shares as of November 21, 2013 who properly tender in the Offer all shares beneficially owned by them and who do not withdraw the tender of such shares.

Under the circumstances set forth in the Offer to Purchase, Blue Ridge will not be required to accept for payment or pay for any shares tendered and may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, shares tendered.  Book entries for any shares not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in the section entitled “Special Issuance Instructions” above.  Blue Ridge has no obligation, pursuant to the “Special Issuance Instructions” section, to order the registration or transfer of any shares tendered by book-entry transfer, if Blue Ridge does not purchase any of the shares tendered by such book-entry transfer.

The check for the aggregate net purchase price for the shares tendered and purchased (including the cash bonus) will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the section entitled “Special Issuance Instructions” above.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.

IMPORTANT:

SHAREHOLDERS SIGN HERE

(U.S. SHAREHOLDERS PLEASE COMPLETE AND RETURN THE ATTACHED IRS FORM W-9)

(The registered holder(s) must sign this document exactly as name(s) appear(s) on a security position listing or the person(s) authorized to become the registered holder(s) by documents transmitted with this Letter of Transmittal must sign this document. If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity is signing this document, please set forth your full title and see Instruction 5.)

Signature(s): _______________________________________________________________________________________

Name(s) of Registered Owner(s): _______________________________________________________________________

Date: _____________________________________________________________________________________________

Capacity (full title):  _________________________________________________________________________________

Address:   _________________________________________________________________________________________

Daytime Area Code and Telephone Number:  _____________________________________________________________

Taxpayer Identification or Social Security Number:   _______________________________________________________

GUARANTEE OF SIGNATURE(S)

(For use by Eligible Institutions only;

see Instructions 1 and 5)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated:                     , 20__

Place medallion guarantee in space below:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF OUR OFFER

1. Guarantee Of Signatures.  Depending on how your shares are registered and to whom you want deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution (as defined below).  No signature guarantee is required if either:

•

this Letter of Transmittal is signed by the registered holder(s) of the shares tendered (which, for these purposes, includes any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the shares) and payment is to be made directly to the holder, unless the holder has otherwise indicated in the section entitled “Special Issuance Instructions” above, in which case, delivery will not be made to the holder; or

•

the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each such entity, referred to as an “eligible guarantor institution.”

In all other cases, including if you have completed the section entitled “Special Issuance Instructions” above, an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.  The signatures on these documents also may need to be guaranteed. See Instruction 5.

2. Delivery of Letter of Transmittal; Guaranteed Delivery Procedures.  For your shares to be properly tendered, EITHER (a) OR (b) below must happen:

(a) the Depositary must receive all of the following at its address above in this Letter of Transmittal before or on the date our Offer expires:

(i) a confirmation of receipt of the shares delivered in accordance with the procedures for book-entry transfer described in this Instruction 2; and

(ii) either (1) a properly completed and executed Letter of Transmittal, including any required signature guarantees, or (2) in the case of a book-entry transfer, an “agent’s message” of the type described in this Instruction 2; and

(iii) any other documents required by this Letter of Transmittal.

(b) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery.  Any institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the Depositary’s account in accordance with that book-entry transfer facility’s procedures for transfer.  Delivery of this Letter of Transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the Depositary.

Agent’s Message.  The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Blue Ridge may enforce the agreement against them.  Each agent’s message must only be for one tendering holder.

Guaranteed Delivery.  If you wish to tender your shares but the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the Offer expires, your shares may still be tendered, if all of the following conditions are satisfied:

•

the tender is made by or through an eligible guarantor institution;

•

the Depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with the Offer to Purchase, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

•

all of the following are received by the Depositary within three New York Stock Exchange trading days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery:

(a)  a Letter of Transmittal relating thereto that has been properly completed and duly executed and includes all signature guarantees required thereon, or an agent’s message,

(b)  a book-entry confirmation relating to that transfer, and

(c)  all other required documents.

The method of delivering all documents, including this Letter of Transmittal and any other required documents, is at your election and risk.  If delivery is by mail, we recommend you use registered mail with return receipt requested, properly insured.  In all cases, sufficient time should be allowed to ensure timely delivery.

All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space.  If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the  number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Unpurchased Shares.  If any tendered shares are not purchased or are properly withdrawn, the shares will be credited to the appropriate account maintained by the tendering shareholder at the book-entry transfer facility.  In each case, shares will be returned or credited without expense to the shareholder.

5. Signatures on Letter of Transmittal; Exact Signature.  If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) on the security position listing without any change whatsoever.

Joint Holders.  If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

Signatures of Fiduciaries.  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us of his or her authority to so act.

6. Stock Transfer Taxes.  Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal.  We will pay any stock transfer taxes payable on the transfer to us of shares purchased pursuant to our Offer.  If, however, payment of the purchase price and the cash bonus is to be made to, or in the circumstances permitted by the Offer, if unpurchased shares are to be registered in the name of, any person other than the registered holder(s), then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or such other person), payable on account of the transfer to that person will be deducted by the Depositary from the purchase price unless evidence satisfactory to Blue Ridge and the Depositary of the payment of taxes or exemption from payment of taxes is submitted.

7. Special Payment and Delivery Instructions.  If a check for the purchase price and the cash bonus of any shares accepted for payment and/or the book entry for any shares not accepted for payment or not tendered are to be issued in the name of someone other than the person signing this Letter of Transmittal, or if a check is to be sent and/or shares in book entry are to be returned to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the appropriate box in the section “Special Issuance Instructions” on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instruction 1.

8. Irregularities.  All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted, the eligibility for receipt of the cash bonus and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by us in our sole discretion.  Our determination will be final and binding on all parties subject to the rights of shareholders to challenge such determination in a court of competent jurisdiction.  We reserve the absolute right to reject any or all tenders of any shares that we determine are not in proper form or the acceptance of or payment for which we determine may be unlawful.  We also reserve the absolute right to waive any defect or irregularity in the tender of any particular shares or any particular shareholder.  No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by us.  None of us, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice.  Our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties subject to the rights of shareholders to challenge such determination in a court of competent jurisdiction.

9. Questions and Requests for Assistance and Additional Copies.  Questions and requests for additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information agent at the telephone number or address set forth on the back page of each of the Offer to Purchase and this Letter of Transmittal.

10. Federal Income Tax Withholding.  To prevent backup federal income tax withholding equal to 28% of the gross payments payable pursuant to the Offer, each U.S. shareholder (as defined below) who is a non-corporate shareholder and who does not otherwise establish an exemption from backup withholding must notify the Depositary of the shareholder’s correct taxpayer identification number (employer identification number or social security number), or certify that that taxpayer is awaiting a taxpayer identification number, and provide various other information by completing, under penalties of perjury, the Form W-9 included in this Letter of Transmittal.  If a shareholder properly certifies that such shareholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the Form W-9 will be retained by the Depositary and, if the shareholder properly furnishes his or her taxpayer identification number within that 60-day period, the Depositary will remit the amount retained to such shareholder and will not withhold amounts from future payments under the backup withholding rules.  If the shareholder does not properly furnish his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

If a U.S. shareholder owns the shares through a broker or other nominee who tenders the shares on the shareholder’s behalf, the U.S. shareholder may need to provide an IRS Form W-9 (or other applicable form) to such broker or nominee in order to avoid backup withholding.  The U.S. shareholder should consult its broker to determine whether any such forms are required.

With respect to each foreign shareholder (as defined below), if a foreign shareholder tenders shares held in its own name as a holder of record, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to the foreign shareholder unless the Depositary determines that a reduced or zero rate of withholding is applicable pursuant to an applicable income tax treaty or that an exemption is available.  In order to obtain a reduced or zero rate of withholding pursuant to an applicable income tax treaty, a foreign shareholder must deliver to the Depositary a properly completed IRS Form W-8BEN (or suitable successor form claiming the benefit of the applicable tax treaty) claiming such an exemption or reduction. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a foreign shareholder must deliver to the Depositary, before payment is made, a properly completed and executed IRS Form W-8ECI (or suitable successor or substitute form) claiming such exemption or reduction.  The appropriate Form W-8 may be obtained from the Depositary or the IRS at its Internet website: www.irs.gov.

A foreign shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if such foreign shareholder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests provided for in Section 302 of the Internal Revenue Code of 1986, as amended, or if the foreign shareholder establishes that it is entitled to a reduced rate of, or zero, withholding pursuant to any applicable income tax treaty and a withholding was imposed at a higher rate.  In any such case, the foreign shareholder will be required to file a U.S. Federal income tax return or claim for refund in order to receive a refund of such excess withholding from the IRS.

Notwithstanding the foregoing, if a foreign shareholder tenders shares held in a U.S. brokerage account or otherwise through a U.S. broker, dealer, commercial bank, trust company, or other nominee, such U.S. broker or other nominee will generally be the withholding agent for the payment made to the foreign shareholder pursuant to the Offer.  In some cases, such U.S. broker or other nominee may not withhold 30% U.S. federal gross income tax from the payment if the foreign shareholder certifies that it is not a U.S. person and that it met the “complete termination,” “substantially disproportionate,” or “not essentially equivalent to a dividend” test in respect of the Offer, although receipt of the full payment may be delayed until the certification is provided.  Foreign shareholders tendering shares held through a U.S. broker or other nominee should consult such U.S. broker or other nominee and their own tax advisors to determine the particular withholding procedures that will be applicable to them.

As used herein, a “U.S. shareholder” is any shareholder that is:

•	an individual citizen or resident of the United States;

•	a partnership or entity treated as a partnership for U.S. federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a corporation or entity treated as a corporation for U.S. federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of the income; or

•

a trust if a court within the United States can exercise primary supervision of the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

A “foreign shareholder” is any shareholder that is not a U.S. shareholder.

To comply with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used by you, for the purposes of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written to support the promotion or marketing of the Offer addressed by the written advice herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

11.  Merger with Big Boulder Corporation.  Blue Ridge was formerly party to a Security Combination Agreement with Big Boulder Corporation, a Pennsylvania corporation (“Big Boulder”), pursuant to which the shares of Big Boulder could only be transferred with an equal number of shares of Blue Ridge, and vice versa.  On October 31, 2013, Big Boulder merged with and into Blue Ridge, and pursuant to the merger (i) each issued and outstanding common share of Big Boulder was canceled and converted automatically into the right to receive one post-merger Blue Ridge common share; (ii) each issued and outstanding common share of Blue Ridge was canceled and converted automatically into the right to receive one post-merger Blue Ridge common share; (iii) Blue Ridge adopted Amended and Restated Articles of Incorporation which set forth, among other things, that (x) the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, (y) the shares of Blue Ridge are uncertificated, and (z) immediately after the merger effective time, every two outstanding post-merger Blue Ridge common shares were combined into and automatically became one post-merger Blue Ridge common share.  All shareholders of Blue Ridge must tender their Blue Ridge and Big Boulder shares in order to exchange the shares for post-merger Blue Ridge common shares, in accordance with the letter of transmittal and instructions sent to shareholders in connection with the merger on or about October 31, 2013.  If you are also eligible to tender your shares in this Offer and wish do to so, you should comply with the instructions for tendering your shares both in connection with the merger and in this Offer.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below.  Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents also may be directed to the Information Agent at its telephone number or address set forth below.  You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

203.658.9400

Banks and Brokerage Firms, Call: 203.658.9400

Stockholders Call Toll Free: 800.662.5200

The Depositary for the Offer is:

IST Shareholder Services

If delivering by mail:	If delivering by hand, express mail, courier or other expedited service:
IST Shareholder Services	IST Shareholder Services
433 S. Carlton Avenue	433 S. Carlton Avenue
Wheaton, IL 60187	Wheaton, IL 60187

By Facsimile Transmission (for eligible institutions only):

Facsimile: (630) 480-0641

To confirm by telephone: (630) 480-0393 or toll free (800) 757-5755